Exhibit 4.1
                                                    -----------

     The securities represented by this instrument have not been registered under the Securities Act of 1933 (the "Securities Act") or qualified under the securities laws of any state, in reliance upon exemptions from such registration and qualification.



                              WARRANT CERTIFICATE

                      For the Purchase of Common Shares,
                           $.01 Par Value per Share

                                      of

                      AMERICAN EDUCATIONAL PRODUCTS, INC.
                           (a Colorado corporation)

 Warrant No.                                          Warrants
[ W-______  ]                                        [         ]

   THIS WARRANT CERTIFIES THAT, for value received, _______________________ ___________________________, or registered assigns ("Warrantholder") is the registered owner of the above indicated number of Warrants entitling the Warrantholder, commencing upon the Exercise Date, as defined in paragraph 1 of this Certificate, but before 5:00 o'clock p.m., Mountain Standard Time, on the Expiration Date as defined in paragraph 1 of this Certificate but not thereafter, to subscribe for, purchase and receive _______ (___) fully paid and non-assessable share___ of Common Stock, $.01 par value (the "Common Stock") of AMERICAN EDUCATIONAL PRODUCTS, INC., a Colorado corporation (the "Company"), at a purchase price of one dollar ($1.00) per share of Common Stock ("Exercise Price") upon presentation and surrender of this Warrant and upon payment of the Exercise Price for such of the shares of Common Stock of the Company, at any time after the Exercise Date, but only subject to the conditions set forth herein. The Exercise Price, the number of shares purchasable upon exercise of each Warrant, and the Expiration Date are subject to adjustments described herein. The Warrantholders may exercise all or any number of the Warrants represented hereby. Upon exercise of this Warrant, the form of election hereinafter provided for must be duly executed and the instructions for registration of the Common Stock acquired by such exercise must be completed. If the rights represented hereby shall not be exercised at or before the Expiration Date, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

     1. TERM OF WARRANT. The Warrants evidenced by this Warrant Certificate may be exercised in whole or in part at any time for a period of 24 months commencing upon the earlier of (i) the effective date of a Registration Statement registering for sale under the Securities Act of 1933, as amended ("the Act") the shares of Common Stock issuable upon exercise of this Warrant (the "Warrant Stock") or (ii) October 1, 1997 (the "Exercise Date"), and ending at 5:00 o'clock p.m. Mountain Time on the second anniversary date of the Exercise Date ("Expiration Date"); provided, however, that the Company may extend the Exercise Period of this Warrant by giving notice of such extension.

     2. NOTICE OF EXTENDED EXPIRATION DATE. The Company may extend the Expiration Date for the exercise of this Warrant at any time by giving thirty
(30) days' written notice thereof to the Warrantholder. If this Warrant is not exercised on or before the extended Expiration Date, it shall become wholly void.

     3. ADJUSTMENTS OF EXERCISE PRICE AND SHARES. In the event the Common Stock issuable upon exercise of this Warrant shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, or in the event the Company shall at any time issue Common Stock by way of dividend or other distribution on any stock of the Company, or subdivide or combine the outstanding shares of Common Stock, then in each such event the Holder of this Warrant shall have the right thereafter to exercise such Warrant and receive the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such Warrant might have been exercised immediately prior to such reorganization, reclassification or change. In the case of any such reorganization, reclassification or change, the Exercise Price shall also be appropriately adjusted so as to maintain the aggregate Exercise Price. Further, in case of any consolidation or merger of the Company with or into another corporation in which consolidation or merger the Company is not the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety, or substantially as an entirety, the Company shall cause effective provision to be made so that the Warrantholder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or conveyance by holders of the number of shares of Common Stock into which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or conveyance, which provision shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. Notwithstanding the foregoing, no adjustment of the Exercise Price shall be made as a result of or in connection with (1) the issuance of Common Stock of the Company pursuant to options, warrants and share purchase agreements now in effect or hereafter outstanding or created, (2) the establishment of option plans of the Company, the modification, renewal or extension of any plan now in effect or hereafter created, or the issuance of Common Stock upon exercise of any options pursuant to such plans, (3) the issuance of Common Stock in connection with an acquisition, consolidation or merger of any type in which the Company is the continuing corporation, or (4) the issuance of Common Stock in consideration of such cash, property or service as may be approved by the Board of Directors of the Company and permitted by applicable law.

     4. ADJUSTMENT TO PURCHASE PRICE. The Company may, in its sole discretion, lower the purchase price at any time, or from time-to-time. When any adjustment is made in the purchase price, the Company shall cause a copy of such statement to be mailed to the Warrantholder, as of a date within ten
(10) days after the date when the purchase price has been adjusted.

     5. MANNER OF EXERCISE. The Warrantholder of the Warrants evidenced by this Warrant Certificate may exercise all or any whole number of such Warrants during the Exercise Period in the manner stated herein. This Warrant Certificate, together with the purchase form provided herein duly executed by the Warrantholder or by the Warrantholder's duly authorized attorney, plus payment of the exercise price in the manner set forth in paragraph 6 below, shall be surrendered to the Company. If upon exercise of any Warrants evidenced by this Warrant Certificate the number of Warrants exercised shall be less than the total number of Warrants so evidenced, there shall be issued to the Warrantholder a new Warrant Certificate evidencing the number of Warrants not so exercised.

     6. MANNER OF PAYMENT. The exercise price of each Warrant shall be paid, to the extent permitted by applicable statutes and regulations, either
(i) in cash at the time the Warrant is exercised, (ii) by delivery to the Company of other Common Stock of the Company valued at its then established fair market value, (iii) by delivery to the Company of either options or warrants of the Company, including, without limitation, this Warrant, valued at the difference between their exercise price and the then established fair market value of the Company's Common Stock, (iv) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the holder hereof, or (v) any other form of legal consideration that may be acceptable to the Board of Directors, in their discretion. For the purposes of this paragraph 6, the fair market value of the Company's Common Stock shall be (i) the closing sale price for the Common Stock on the primary exchange upon which the shares are listed and traded on the date the Warrant is exercised, or (ii) if the shares are not traded on any national exchange, the closing sale price for the Common Stock on the NASDAQ National Market on the date the Warrant is exercised, or (iii) if the shares or neither traded on a national exchange nor listed on the NASDAQ National Market, then the average of the bid and ask prices for the Common Stock in the Over-The-Counter Market as quoted on the NASDAQ Small-Cap Market or (iv) if the shares of Common Stock are neither traded on a national exchange or the NASDAQ National Market nor quoted on the NASDAQ Small-Cap Market, the average of the bid and ask prices for the Common Stock as quoted by any recognized securities quotation service such as the National Quotation Bureau, Inc. or the OTC Electronic Bulletin Board on the date the Warrant is exercised. In the case of any deferred payment arrangement, any interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Internal Revenue Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

     7. RESERVATION OF COMMON STOCK. The Company agrees that the number of shares of Common Stock sufficient to provide for the exercise of the Warrant upon the basis herein set forth will at all times during the term of this Warrant be reserved for the exercise thereof.

     8. ISSUANCE OF COMMON STOCK UPON EXERCISE. The Company, at its expense, shall cause to be issued, within ten (10) days after exercise of this Warrant, a certificate or certificates in the name requested by the Warrantholder of the number of shares of Common Stock to which the Warrantholder is entitled upon such exercise. All shares of Common Stock or other securities delivered upon the exercise of the Warrants shall be validly issued, fully paid and non-assessable.

     9. NO RIGHT AS STOCKHOLDER. The Warrantholder is not, by virtue of ownership of the Warrant, entitled to any rights whatsoever of a stockholder of the Company.

     10. ASSIGNMENT. This Warrant is freely assignable by the Warrantholder hereof.

     11.  DEMAND REGISTRATION RIGHTS.

          (a) Within thirty (30) days following the written demand of the holder of fifty percent (50%) or more of the outstanding Warrants of the class of Warrants represented by this certificate, the Company shall use its best efforts to cause to be prepared and filed with the SEC a Registration Statement on any applicable form registering for sale under the Act the shares of Warrant Stock issuable upon exercise of this Warrant.

          (b) In connection with the preparation and filing of the Registration Statement, the Company agrees to (i) use its best efforts to cause such Registration Statement to be declared effective; (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for a period of not less than 180 days; (iii) furnish to the Subscriber such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and such other documents as Subscriber may reasonably request in order to facilitate the disposition of the shares of Common Stock; and (iv) use its best efforts to register and qualify the shares of Common Stock covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be identified by Subscriber for the distribution of the securities covered by the Registration Statement.

          (c) All expenses incurred in connection with the registration, offering, and distribution of the Warrant Stock, including without limitation, all fees and disbursements of legal counsel, accounting fees, printing, filing and Blue Sky fees, shall be paid by the Company.

          (d) To the extent permitted by law, Subscriber will indemnify and hold harmless the Company, and its directors, officers, employees, agents and representatives, as well as its controlling persons (within the meaning of the Act) against any losses, claims, damages, liabilities, or expenses, including without limitation, attorney's fees and disbursements, which arise out of or are based upon any violation by Subscriber of the Act or under the Securities Exchange Act of 1934, or any rule or regulation promulgated thereunder applicable to Subscriber, or arise out of or are based upon any untrue statement or omission of Subscriber in the Subscription Agreement between the Company and Subscriber, or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission, or alleged omission was made in such Registration Statement in reliance upon and in conformity with information furnished by Subscriber in writing, expressly for use in connection with such Registration Statement.

          (e) To the extent permitted by law, the Company will indemnify and hold harmless Subscriber, including its officers, directors, employees, agents, and representatives, against any losses, claims, damages, liabilities, or expenses, including without limitation attorney's fees and disbursements, to which Subscriber may become subject under the Act to the extent that such losses, claims, damages or liabilities arise out of or are based upon any violation by the Company of the Act or under the Securities Exchange Act of 1934, or any rule or regulation promulgated thereunder applicable to the Company, or arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required of the Company in connection with such Registration Statement; provided, however, that the indemnify agreement contained in this paragraph shall not apply to any loss, damage or liability to the extent that same arises out of or is based upon an untrue statement or omission made in connection with such Registration Statement in reliance upon and in conformity with information furnished in writing expressly for use in connection with such Registration Statement by Subscriber.

          (f) Subscriber undertakes to comply with all applicable laws governing the distribution of securities in connection with Subscriber's sale of common stock of the Company acquired pursuant to the exercise of this Warrant, including, without limitation, Rule 10(b)-6 under the Securities Exchange Act of 1934, and to notify the Company of any changes in Subscriber's plan of distribution, including the determination of the public offering price and any dealer concession or discount so that the Company can sticker or amend the Registration Statement as the Company deems appropriate in its sole discretion.

Dated:

Attest:                            AMERICAN EDUCATIONAL PRODUCTS, INC.



By:  ________________________      By:________________________________
       Secretary                        President

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                      AMERICAN EDUCATIONAL PRODUCTS, INC.

                             ELECTION OF PURCHASE

                 Transfer Fee:  $7.00 per certificate issued.

   The undersigned hereby irrevocably elects to exercise _______ Warrants represented by this Warrant Certificate, and to purchase the common shares issuable upon the exercise of such Warrants, and requests that the certificates for such shares shall be issued in the name of:

___________________________________________________________________________

___________________________________________________________________________
                                    Address
___________________________________________________________________________
                  Social Security or other identifying number
___________________________________________________________________________

and be delivered to
___________________________________________________________________________
                                     Name
at
___________________________________________________________________________
                                    Address

and, if said number of Warrants shall not be all the Warrants evidenced by this Warrant certificate, that a new Warrant certificate for the balance of such Warrants be registered in the name of, AND delivered to, the undersigned at the address stated below.

Dated: _______________, 19___

Name of Warrantholder: ____________________________________________________

Address: __________________________________________________________________

___________________________________________________________________________

Signature: ________________________________________________________________

                                  ASSIGNMENT

   For value received _______________________________________________________
hereby sell, assign, and transfer unto ______________________________________
_____________________________________________________________________________
Warrants represented by this Warrant certificate, together with all right, title, and interest therein, and do hereby irrevocably constitute and appoint
_____________________________________________________________________________
_____________________________________________________________________________
attorney, to transfer this Warrant certificate on the books of the Company, with full power of substitution.

Dated: _____________, 19___   X _________________________________________

                              X _________________________________________

SIGNATURE GUARANTEED:         NOTICE:  The signature to this assignment must
                              correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

   IMPORTANT: SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OF ONE OF THE FOLLOWING STOCK EXCHANGES: NEW YORK STOCK EXCHANGE, PACIFIC COAST STOCK EXCHANGE, AMERICAN STOCK EXCHANGE, MIDWEST STOCK EXCHANGE.